Prospectus, May 1, 2002

Evergreen
Variable Annuity Funds

Evergreen VA Omega Fund
Evergreen VA Special Equity Fund
Evergreen VA Strategic Income Fund
The Securities and Exchange Commission has not determined that the information in this prospectus is accurate or complete, nor has it approved or disapproved these securities. Anyone who tells you otherwise is committing a crime.

TABLE OF CONTENTS

FUND RISK/RETURN SUMMARIES:

Overview of Fund Risks
Evergreen VA Omega Fund
Evergreen VA Special Equity Fund
Evergreen VA Strategic Income Fund

GENERAL INFORMATION:

The Funds' Investment Advisor
The Funds' Portfolio Managers
Calculating the Share Price
Participating Insurance Companies
How to Buy and Redeem Shares
Other Services
The Tax Consequences of Investing in the Funds
Fees and Expenses of the Funds
Financial Highlights
Other Fund Practices

In general,

the Funds included in this prospectus provide investors with a selection of investment alternatives which seek capital growth, income and diversification. Shares of the Funds are sold only to separate accounts funding variable annuity contracts and variable life insurance policies issued by life insurance companies. For further information about these contracts and policies, please see the separate prospectuses issued by the participating life insurance companies.

Fund Summaries Key

Each Fund's summary is organized around the following basic topics and questions:

INVESTMENT GOAL

What is the Fund's financial objective? You can find clarification on how the Fund seeks to achieve its objective by looking at the Fund's strategy and investment policies. The Fund's Board of Trustees can change the investment objective without a shareholder vote.

INVESTMENT STRATEGY

How does the Fund go about trying to meet its goals? What types of investments does it contain? What style of investing and investment philosophy does it follow? Does it have limits on the amount invested in any particular type of security?

RISK FACTORS

What are the specific risks for an investor in the Fund?

PERFORMANCE

How well has the Fund performed in the past year? The past five years? The past ten years?

EXPENSES

How much does it cost to invest in the Fund?

Overview of Fund Risks

Variable Annuity Funds

Shares of the Funds are sold only to separate accounts funding variable annuity contracts and variable life insurance policies issued by life insurance companies. For more information about these Funds and the other funds offered in the Evergreen Funds family, please call 1-800-847-5397.

The Funds offered in this prospectus follow various investment strategies and focus their investments on a variety of securities. The Funds typically rely on the following basic strategies, selling a portfolio investment: (i) when the issuers’ investment fundamentals begin to deteriorate; (ii) when the investment reaches or exceeds the portfolio managers' targeted value; (iii) to take advantage of more attractive investment opportunities; (iv) when the investment no longer appears to meet the Fund’s investment objective; (v) when the Fund must meet redemptions; or (vi) for other investment reasons which the portfolio managers deem necessary.

Following this overview, you will find information on each Fund's specific investment strategies and risks.

Each Fund may temporarily invest up to 100% of its assets in high quality money market instruments in order to protect the value of the Fund in response to adverse economic, political or market conditions. This strategy is inconsistent with the Funds' principal investment strategies and investment goals and, if employed, could result in a lower return and potential loss of market opportunity.

Risk Factors For All Mutual Funds

Please remember that an investment in a mutual fund is:

  not guaranteed to achieve its investment goal
  not a deposit with a bank
  not insured, endorsed or guaranteed by the FDIC or any government agency subject to investment risks, including possible loss of your original investment.
Like most investments, your investment in a Fund could fluctuate significantly in value over time and could result in a loss of money.

The following are some of the most important factors that may affect the value of your investment. Other factors may be described in the discussion following this overview:

Stock Market Risk

Your investment in a Fund will be affected by general economic conditions such as prevailing economic growth, inflation and interest rates. When economic growth slows, or interest or inflation rates increase, equity securities tend to decline in value. Such events could also cause companies to decrease the dividends they pay. If these events were to occur, the dividend yield, total return earned on and the value of your investment would likely decline. Even if general economic conditions do not change, dividend yield, total return earned on and the value of your investment could decline if the particular industries, companies or sectors in which the Fund invests do not perform well.

Market Capitalization Risk

Stocks fall into three broad market capitalization categories--large, medium and small. Investing primarily in one category carries the risk that due to current market conditions that category may be out of favor with investors. If valuations of large capitalization companies appear to be greatly out of proportion to the valuations of small or medium capitalization companies, investors may migrate to the stocks of small- and mid-sized companies causing a Fund that invests in these companies to increase in value more rapidly than a Fund that invests in larger, fully-valued companies. Investing in medium and small capitalization companies may be subject to special risks associated with narrower product lines, more limited financial resources, smaller management groups, and a more limited trading market for their stocks as compared with larger companies. As a result, stocks of small and medium capitalization companies may decline significantly in market downturns.

Investment Style Risk

Securities with different characteristics tend to shift in and out of favor depending upon market and economic conditions as well as investor sentiment. A Fund may outperform or underperform other funds that employ a different style. A Fund may also employ a combination of styles that impact its risk characteristics. Examples of different styles include growth and value investing. Growth stocks may be more volatile than other stocks because they are more sensitive to investor perceptions of the issuing company's growth of earnings potential. Growth-oriented funds will typically underperform when value investing is in favor. Value stocks are those which are undervalued in comparison to their peers due to adverse business developments or other factors. Value-oriented funds will typically underperform when growth investing is in favor.

VA Omega Fund

FUND FACTS:

Goal:

  Long-Term Capital Growth

  Principal Investment:

  U.S. Common Stocks of All Market Capitalizations

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks long-term capital growth.

  INVESTMENT STRATEGY

  The Fund invests primarily in common stocks and securities convertible into common stocks of U.S. companies across all market capitalizations. The Fund’s portfolio managers employ a growth style of equity management. “Growth” stocks are stocks of companies that the Fund’s portfolio managers believe have anticipated earnings ranging from steady to accelerated growth. The portfolio managers' active style of portfolio management may lead to high portfolio turnover, but that will not limit the portfolio managers' investment decisions.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 3/6/1997. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
						+ 22.25	+ 47.24	- 12.46	- 14.79

Best Quarter:	4th Quarter 1999	+ 29.99%
Worst Quarter:	4th Quarter 2000	- 25.00%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Russell 1000® Growth Index (Russell 1000 Growth), an unmanaged market capitalization-weighted index measuring the performance of those Russell 1000 companies with higher price-to-book ratios and forecasted growth values. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	03/06/1997	- 14.79%	N/A	N/A	8.63%
Russell 1000 Growth		- 20.42%	N/A	N/A	7.21%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
0.52%	0.00%	0.20%	0.72%

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 74
3 years	$ 230
5 years	$ 401
10 years	$ 894

  VA Special Equity Fund

  FUND FACTS:

  Goal:

  Capital Growth

  Principal Investment:

  Common Stocks of Small Companies

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks capital growth.

  INVESTMENT STRATEGY

  The Fund normally invests at least 80% of its assets in common stocks of small U.S. companies (i.e., companies whose market capitalizations fall within the range tracked by the Russell 2000® Index, at the time of purchase). In addition, the Fund will seek to maintain a weighted average market capitalization that falls within the range of the Russell 2000® Index. The remaining 20% of the Fund's assets may be represented by cash or invested in various cash equivalents. Although the Fund intends, under normal circumstances, to be fully invested in common stocks of small U.S. companies. The Fund's portfolio managers select stocks of companies which they believe have the potential for accelerated growth in earnings and price.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Stock Market Risk
    Market Capitalization Risk
    Investment Style Risk
  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 9/29/1999. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
								- 8.34	- 8.11

Best Quarter:	1st Quarter 2000	+ 14.29%
Worst Quarter:	1st Quarter 2001	- 14.23%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund by comparing its performance with the Russell 2000® Growth Index (Russell 2000 Growth), an unmanaged, market capitalization-weighted index measuring the performance of those Russell 2000 companies with high price-to-book ratios and high forecasted growth values. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index.

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	09/29/1999	- 8.11%	N/A	N/A	0.02%
Russell 2000 Growth		- 9.23%	N/A	N/A	- 2.75%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses [1]
0.92%	0.00%	0.23%	1.15%

  1. From time to time, the Fund's investment advisor may, at its discretion, reduce or waive its fees or reimburse the Fund for certain of its expenses in order to reduce expense ratios. The Fund's investment advisor may cease these waivers or reimbursements at any time. The annual fund operating expenses do not reflect fee waivers or expense reimbursements. Including current fee waivers and expense reimbursements, Total Fund Operating Expenses were 1.03%.

  The table below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 117
3 years	$ 365
5 years	$ 633
10 years	$ 1,398

  VA Strategic Income Fund

  FUND FACTS:

  Goals:

  High Current Income
  Capital Growth

  Principal Investments:

  Domestic High Yield, High Risk Bonds
  Foreign Debt Securities
  U.S. Government Securities

  Investment Advisor:

  Evergreen
  Investment
  Management
  Company, LLC

  Portfolio Managers:

  By Team

  Dividend Payment Schedule:

  Annually

  INVESTMENT GOAL

  The Fund seeks high current income from interest on debt securities. Secondarily, the Fund considers potential for growth of capital in selecting securities.

  INVESTMENT STRATEGY

  The Fund intends to allocate its assets principally between domestic high yield, high risk bonds and other debt securities (which may be denominated in U.S. dollars or in non-U.S. currencies) of foreign governments and foreign corporations. In addition, the Fund will, from time to time, allocate a portion of its assets to U.S. government securities, including zero-coupon U.S. Treasury securities, asset-backed securities, such as mortgage-backed securities and money market instruments. This allocation will be made on the basis of the portfolio manager’s assessment of global opportunities for high income and high investment return. From time to time, the Fund may invest 100% of its assets in either U.S. or foreign securities. While the Fund may invest in securities of any maturity, it is currently expected that the Fund will not invest in securities with maturities of more than 30 years. The Fund’s portfolio managers take an aggressive approach to investing while seeking to control risk through diversification, credit analysis, economic analysis, interest rate forecasts and review of sector and industry trends.

  RISK FACTORS

  Your investment in the Fund is subject to the risks discussed in the ''Overview of Fund Risks'' on page 2 under the headings:

    Interest Rate Risk
    Credit Risk
    Foreign Investment Risk
  The Fund is subject to the risks associated with investing in below investment grade bonds. These bonds are commonly referred to as “high yield” or “junk” bonds because they are usually backed by issuers of less proven or questionable financial strength. Such issuers are more vulnerable to financial setbacks and less certain to pay interest and principal than issuers of bonds offering lower yields and risk. Markets may react to unfavorable news about issuers of below investment grade bonds causing sudden and steep declines in value.

  In addition, the Fund may also be subject to the risks associated with investing in mortgage-backed and other asset-backed securities. Asset-backed securities are created by the grouping of certain government-related loan, automobile and credit card receivables and other lender assets, such as mortgages, into pools. Interests in these pools are sold as individual securities. Because the loans held in the asset pool often may be prepaid without penalty or premium, asset-backed and mortgage-backed securities are generally subject to higher prepayment risks than most other types of debt instruments. Prepayment of mortgages may expose the Fund to a lower rate of return when it reinvests the principal. Prepayment risks in mortgage-backed securities tend to increase during periods of declining interest rates because many borrowers refinance their mortgages to take advantage of the more favorable rates.

  For further information regarding the Fund's investment strategy and risk factors, see "Other Fund Practices."

  PERFORMANCE

  The following tables show how the Fund has performed in the past. Returns reflect reinvestment of all dividends and distributions and fees, but do not reflect contract or policy charges assessed by participating insurance companies. Past performance is not an indication of future results.

  The table below shows the percentage gain or loss for the Fund in each calendar year since its inception on 3/6/1997. It should give you a general idea of the risks of investing in the Fund by showing how the Fund’s return has varied from year-to-year. Separate account fees charged by participating insurance companies are not reflected in this table. If these fees were reflected, returns would be less than those shown.

  Year-by-Year Total Return (%)
1992	1993	1994	1995	1996	1997	1998	1999	2000	2001
						+ 5.91	+ 1.64	- 0.69	+ 6.21

Best Quarter:	4th Quarter 2001	+ 4.01%
Worst Quarter:	1st Quarter 2000	- 1.78%

  The next table lists the Fund’s average annual total return over the past year and since inception (through 12/31/2001). This table is intended to provide you with some indication of the risks of investing in the Fund. At the bottom of the table you can compare this performance with the Lehman Brothers Aggregate Bond Index (LBABI), an unmanaged, fixed income index covering the U.S. investment grade fixed-rate bond market, including U.S. government and U.S. government agency securities, corporate securities, and asset-backed securities. An index does not include transaction costs associated with buying and selling securities or any mutual fund expenses. It is not possible to invest directly in an index

  Average Annual Total Return
  (for the period ended 12/31/2001)
	Inception Date	1 year	5 year	10 year	Performance Since Inception
Fund	03/06/1997	6.21%	N/A	N/A	3.77%
LBABI		8.44%	N/A	N/A	7.57%

  EXPENSES

  This section describes the fees and expenses you would pay if you bought and held shares of the Fund. Annual Fund Operating Expenses are based on the Fund's fiscal year ended 12/31/2001. The Fund does not assess any fees upon purchase or redemption. However, surrender charges, mortality and expense risk fees and other charges may be assessed by the participating insurance companies under the variable annuity contracts or variable life insurance policies. Such fees are described in the prospectus of such contracts or policies.

  Annual Fund Operating Expenses (expenses that are deducted from Fund assets)
Management Fees	12b-1 Fees	Other Expenses	Total Fund Operating Expenses
0.51%	0.00%	0.30%	0.81%

  The tables below shows the total expenses you would pay on a $10,000 investment over one-, three-, five- and ten-year periods. The example is intended to help you compare the cost of investing in this Fund versus other mutual funds and is for illustration purposes only. The example assumes a 5% average annual return and reinvestment of all dividends and distributions. Your actual costs may be higher or lower.

  Example of Fund Expenses
After:
1 year	$ 83
3 years	$ 259
5 years	$ 450
10 years	$ 1,002

  THE FUNDS' INVESTMENT ADVISOR

  An investment advisor manages the Fund's investments and supervises its daily business affairs. The investment advisor for the Evergreen Funds is a wholly-owned subsidiary of Wachovia Corporation (formerly First Union Corporation), the fourth largest bank holding company in the United States, with over $319.9 billion in consolidated assets as of 3/31/2002. Wachovia Corporation is located at 301 South College Street, Charlotte, North Carolina 28288-0013.

  Evergreen Investment Management Company, LLC (EIMC) is the investment advisor to the Funds. EIMC has been managing mutual funds and private accounts since 1932 and manages over $96.6 billion in investment assets for 103 of the Evergreen Funds and Wachovia Funds as of 3/31/2002. EIMC is located at 200 Berkeley Street, Boston, Massachusetts 02116-5034.

  For the fiscal year end 12/31/2001, the aggregate advisory fee paid to the investment advisor by each Fund was as follows:

Fund	% of the Fund's average daily net assets
VA Omega Fund	0.52%
VA Special Equity Fund [1]	0.80%
VA Strategic Income Fund	0.51%

  1. Effective May 11, 2001, the investment advisory contract for the Fund was transferred to EIMC. There were no changes in advisory fee rates.

  THE FUNDS' PORTFOLIO MANAGERS

  VA Omega Fund

  The Fund is managed by a team of portfolio management professionals from EIMC's Large Cap Core Growth team, with team members responsible for various sectors.

  VA Special Equity Fund

  The Fund is managed by a team of portfolio management professionals from EIMC's Quantitative Equity team, with team members responsible for various sectors.

  VA Strategic Income Fund

  The Fund is managed individually by a team of portfolio management professionals from EIMC’s High Yield Bond team, with team members responsible for various sectors.

  CALCULATING THE SHARE PRICE

  The value of one share of the Fund, also known as the net asset value, or NAV, is calculated at 4 p.m. Eastern time on each day the New York Stock Exchange is open or as of the time the Exchange closes, if earlier. The Fund calculates its share price for each share by adding up its total assets, subtracting all liabilities, then dividing the result by the total number of shares outstanding. Each security held by the Fund is valued using the most recent market data for that security. If no market data is available for a given security, the Fund will price that security at fair value according to policies established by the Fund's Board of Trustees. Short-term securities with maturities of 60 days or less will be valued on the basis of amortized cost.

  The price per share you pay for a Fund purchase or the amount you receive for a Fund redemption is based on the next price calculated after the order is received and all required information is provided. The value of your account at any given time is the latest share price multiplied by the number of shares you own. Your account balance may change daily because the share price may change daily.

  Certain Funds may invest in foreign securities that are primarily listed on foreign exchanges that trade on weekends or other days when the Fund does not price its shares. As a result, the value of the Fund may change on days when investors will not be able to purchase or redeem the Fund’s shares.

  PARTICIPATING INSURANCE COMPANIES

  The Funds were organized to serve as investment vehicles for separate accounts funding variable annuity contracts and variable life insurance policies issued by certain life insurance companies. The Funds do not currently foresee any disadvantages to the holders of the contracts or policies arising from the fact that the interests of holders of those contracts or policies may differ due to the difference of tax treatment and other considerations. Nevertheless, the Board of Trustees has established procedures for the purpose of identifying any irreconcilable material conflicts that may arise and to determine what action, if any, would be taken in response thereto. The variable annuity contracts and variable life insurance policies are described in the separate prospectuses issued by the participating insurance companies. The Evergreen Variable Annuity Trust assumes no responsibility for such prospectuses.

  HOW TO BUY AND REDEEM SHARES

  Investors may not purchase or redeem shares of a Fund directly, but only through variable annuity contracts or variable life insurance policies offered through separate accounts of participating insurance companies. Investors should refer to the prospectus of the variable annuity contracts or variable life insurance policies for information on how to purchase such contracts or policies, how to select specific Evergreen Variable Annuity Funds as investment options for the contracts or policies and how to redeem funds or change investment options.

  The separate accounts of the participating insurance companies place orders to purchase and redeem shares of a Fund based on, among other things, the amount of premium payments to be invested and the amount of surrender and transfer requests (as defined in the prospectus describing the variable annuity contracts or variable life insurance policies issued by the participating insurance companies) to be effected on that day pursuant to the contracts or policies.

  Timing of Proceeds

  Normally, we will send your redemption proceeds on the next business day after we receive a request; however, we reserve the right to wait up to seven business days to redeem any investments.

  OTHER SERVICES

  Automatic Reinvestment of Distribution

  For the convenience of investors, all dividends and capital gains are distributed to the separate accounts of participating insurance companies and are automatically reinvested, unless requested otherwise.

  THE TAX CONSEQUENCES OF
  INVESTING IN THE FUNDS

  Fund Distributions

  Each Fund passes along the net income or profits it receives from its investments. The Funds expect that any distributions to separate accounts will be exempt from current federal income taxation to the extent that such distributions accumulate in a variable annuity contract or variable life insurance policy.

    Dividends. Each Fund pays an annual dividend from the dividends, interest and other income on the securities in which it invests.
    Capital Gains. When a mutual fund sells a security it owns for a profit, the result is a capital gain. The Funds generally distribute capital gains, if any, at least once a year.
  For a discussion of the tax consequences of variable annuity contracts or variable life insurance policies, refer to the prospectus of the variable annuity contract or variable life insurance policies offered by the participating insurance company. Variable annuity contracts or variable life insurance policies purchased through insurance company separate accounts provide for the accumulation of all earnings from interest, dividends and capital appreciation without current federal income tax liability to the owner. Depending on the variable annuity contract or variable life insurance policies, distributions from the contract or policy may be subject to ordinary income tax and, in addition, a 10% penalty tax on distributions before age 59½. Only the portion of a distribution attributable to income on the investment in the contract is subject to federal income tax. Investors should consult with competent tax advisors for a more complete discussion of possible tax consequences in a particular situation.

  FEES AND EXPENSES OF THE FUNDS

  Every mutual fund has fees and expenses that are assessed either directly or indirectly. This section describes each of those fees.

  Management Fee

  The management fee pays for the normal expenses of managing the Fund, including portfolio manager salaries, research costs, corporate overhead expenses and related expenses.

  Other Expenses

  Other expenses include miscellaneous fees from affiliated and outside service providers. These may include legal, audit, custodial and safekeeping fees, the printing and mailing of reports and statements, automatic reinvestment of distributions and other conveniences for which the shareholder pays no transaction fees.

  Total Fund Operating Expenses

  The total cost of running the Fund is called the expense ratio. As a shareholder, you are not charged these fees directly; instead they are taken out before the Fund’s net asset value is calculated, and are expressed as a percentage of the Fund’s average daily net assets. The effect of these fees is reflected in the performance results for that share class. Because these fees are “invisible,” investors should examine them closely in the prospectus, especially when comparing one fund with another fund in the same investment category. There are three things to remember about expense ratios: (i) your total return in the Fund is reduced in direct proportion to the fees; (ii) expense ratios can vary greatly between funds and fund families, from under 0.25% to over 3.00%; and (iii) a Fund’s investment advisor may waive a portion of the Fund’s expenses for a period of time, reducing its expense ratio.

  FINANCIAL HIGHLIGHTS

  This section looks in detail at the results for one share in each share class of the Funds - how much income it earned, how much of this income was passed along as a distribution and how much the return was reduced by expenses. The tables for each Fund have been derived from financial information audited by KPMG LLP, the Funds' independent auditors. For a more complete picture of the Funds' financial statements, please see the Funds' Annual Reports as well as the SAI.

  VA Omega Fund

	Year Ended December 31,
	2001	2000	1999 #	1998 #	1997 (a) #

Net asset value, beginning of period	$ 16.97	$ 19.98	$ 13.57	$ 11.10	$ 10.00
Income from investment operations
Net investment income (loss)	- 0.02	0.01	- 0.06	- 0.04	- 0.06
Net realized and unrealized gains or losses on securities	- 2.49	- 2.27	6.47	2.51	1.16
Total from investment operations	- 2.51	- 2.26	6.41	2.47	1.10

Distributions to shareholders from
Net investment income	0	- 0.01	0	0	0
Net realized gains	0	- 0.74	0	0	0
Total distributions to shareholders	0	- 0.75	0	0	0

Net asset value, end of period	$ 14.46	$ 16.97	$ 19.98	$ 13.57	$ 11.10
Total return*	- 14.79%	- 12.46%	47.24%	22.25%	11.00%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 108,873	$ 97,397	$ 24,176	$ 4,039	$ 1,868
Ratios to average net assets
Expenses‡	0.72%	0.68%	0.96%	1.02%	1.06%†
Net investment income (loss)	- 0.16%	0.07%	- 0.35%	- 0.33%	- 0.74%†
Portfolio turnover rate	181%	177%	120%	49%	39%
(a) For the period from March 6, 1997 (commencement of operations) to December 31, 1997.
* Total return does not reflect charges attributable to your insurance company's separate account.
† Annualized.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
# Net investment income is based on average shares outstanding during the period.

  VA Special Equity Fund

	Year Ended December 31,
	2001	2000	1999 (a)

Net asset value, beginning of period	$ 10.61	$ 11.84	$ 10.00
Income from investment operations
Net investment loss	- 0.01	- 0.01	0
Net realized and unrealized gains or losses on securities	- 0.85	- 0.91	1.88
Total from investment operations	- 0.86	- 0.92	1.88

Distributions to shareholders from net realized gains	0	- 0.31	- 0.04

Net asset value, end of period	$ 9.75	$ 10.61	$ 11.84
Total return*	- 8.11%	- 8.34%	18.87%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 43,162	$ 20,905	$ 3,059
Ratios to average net assets
Expenses‡	1.03%	1.04%	1.03%†
Net investment loss	- 0.21%	- 0.17%	- 0.07%†
Portfolio turnover rate	160%	294%	104%
(a) For the period from September 29, 1999 (commencement of operations) to December 31, 1999.
* Total return does not reflect charges attributable to your insurance company's separate account.
† Annualized.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.

  VA Strategic Income Fund

	Year Ended December 31,
	2001 #	2000	1999 #	1998 #	1997 (a) #

Net asset value, beginning of period	$ 9.01	$ 10.56	$ 10.39	$ 10.20	$ 10.00
Income from investment operations
Net investment income	0.62	0.85	0.73	0.64	0.32
Net realized and unrealized gains or losses on securities and foreign currency related transactions	- 0.06	- 0.93	- 0.56	- 0.04	0.21
Total from investment operations	0.56	- 0.08	0.17	0.60	0.53

Distributions to shareholders from
Net investment income	- 0.54	- 1.29	0	- 0.41	- 0.31
Net realized gains	0	0	0	0	- 0.02
Tax return of capital	0	- 0.18	0	0	0
Total distributions to shareholders	- 0.54	- 1.47	0	- 0.41	- 0.33

Net asset value, end of period	$ 9.03	$ 9.01	$ 10.56	$ 10.39	$ 10.20
Total return*	6.21%	- 0.69%	1.64%	5.91%	5.28%
Ratios and supplemental data
Net assets, end of period (thousands)	$ 23,486	$ 17,950	$ 18,076	$ 11,182	$ 2,204
Ratios to average net assets
Expenses‡	0.81%	0.84%	0.84%	1.02%	1.02%†
Net investment income	6.65%	8.69%	7.02%	6.05%	5.34%†
Portfolio turnover rate	287%	302%	205%	231%	119%
(a) For the period from March 6, 1997 (commencement of operations) to December 31, 1997.
* Total return does not reflect charges attributable to your insurance company's separate account.
† Annualized.
‡ The ratio of expenses to average net assets excludes expense reductions but includes fee waivers.
# Net investment income is based on average shares outstanding during the period.

  OTHER FUND PRACTICES

  The Funds may invest in futures and options which are forms of derivatives. Derivatives are financial contracts whose value is based on an underlying asset, such as a stock or a bond, or an underlying economic factor, such as an index or an interest rate. Small price movements in the underlying asset can result in immediate and substantial gains or losses in the value of derivatives. Such practices are used to hedge a Fund's portfolio to protect against changes in interest rates, to adjust a portfolio's duration, to maintain a Fund's exposure to its market, to manage cash or attempt to increase income. Although this is intended to increase returns, these practices may actually reduce returns or increase volatility.

  The Funds may borrow money, an investment practice typically used only for temporary or emergency purposes, such as meeting redemptions. Although not a principal investment practice. Borrowing is a form of leverage, that may magnify a Fund’s gain or loss. When a Fund has borrowed money for leverage and its investments increase or decrease in value, its net asset value will normally increase or decrease more than if it had not borrowed money for this purpose. The interest that the Fund must pay on borrowed money will reduce its net investment income and may also either offset any potential capital gains or increase losses.

  The Funds may lend their securities. Lending securities may cause the Fund to lose the opportunity to sell these securities at the most desirable price and, therefore, lose money.

  While not principal investment strategies, VA Omega Fund may invest up to 25% (however the Fund’s current intention is to invest no more than 15%) and VA Special Equity Fund may invest up to 10% in foreign securities.

  If a Fund invests in non-U.S. securities it will be exposed to certain unique risks of foreign investing. For example, political turmoil and economic instability in the countries in which the Fund invests could adversely affect the dividend yield, total return earned on and the value of your investment. In addition, if the value of any foreign currency in which the Fund’s investments are denominated declines relative to the U.S. dollar, the dividend yield, total return earned on and the value of your investment in the Fund may decline as well. Certain foreign countries have less developed and less regulated securities markets and accounting systems than the U.S. This may make it harder to get accurate information about a security or company, and increase the likelihood that an investment will not perform as well as expected.

  Generally, the portfolio managers of VA International Growth Fund, VA Omega Fund, VA Special Equity Fund and VA Strategic Income Fund, do not take portfolio turnover into account in making investment decisions. This means a Fund could experience a high rate of portfolio turnover (100% or more) in any given fiscal year, resulting in greater brokerage and other transaction costs which are borne by the Fund and its shareholders. It may also result in a Fund realizing greater net short-term capital gains, distributions from which are taxable to shareholders as ordinary income.

  Please consult the SAI for more information regarding these and other investment practices used by the Funds, including risks.

  Institutional Money Market Funds
  Institutional Money Market Fund
  Institutional Municipal Money Market Fund
  Institutional Treasury Money Market Fund
  Institutional U.S. Government Money Market Fund
  Institutional 100% Treasury Money Market Fund
  Cash Management Money Market Fund
  Prime Cash Management Money Market Fund

  Money Market Funds
  California Municipal Money Market Fund
  Florida Municipal Money Market Fund
  Money Market Fund
  Municipal Money Market Fund
  New Jersey Municipal Money Market Fund
  New York Municipal Money Market Fund
  Pennsylvania Municipal Money Market Fund
  Treasury Money Market Fund
  U.S. Government Money Market Fund

  State Municipal Bond Funds
  Connecticut Municipal Bond Fund
  Florida High Income Municipal Bond Fund
  Florida Municipal Bond Fund
  Georgia Municipal Bond Fund
  Maryland Municipal Bond Fund
  New Jersey Municipal Bond Fund
  North Carolina Municipal Bond Fund
  Pennsylvania Municipal Bond Fund
  South Carolina Municipal Bond Fund
  Virginia Municipal Bond Fund

  National Municipal Bond Funds
  High Grade Municipal Bond Fund
  High Income Municipal Bond Fund
  Intermediate Term Municipal Bond Fund
  Municipal Bond Fund
  Short-Intermediate Municipal Bond Fund

  Short and Intermediate Term Bond Funds
  Adjustable Rate Fund
  Fixed Income Fund
  Intermediate Term Bond Fund
  Limited Duration Fund
  Short-Duration Income Fund

  Intermediate and Long Term Bond Funds
  Core Bond Fund
  Diversified Bond Fund
  Fixed Income Fund II
  High Yield Bond Fund
  Income Plus Fund
  Quality Income Fund
  Select High Yield Bond Fund
  Strategic Income Fund
  U.S. Government Fund

  Balanced Funds
  Balanced Fund
  Foundation Fund
  Select Balanced Fund
  Tax Strategic Foundation Fund

  Growth and Income Funds
  Blue Chip Fund
  Equity Income Fund
  Equity Index Fund
  Growth and Income Fund
  Small Cap Value Fund
  Strategic Value Fund
  Value Fund

  Domestic Growth Funds
  Aggressive Growth Fund
  Capital Growth Fund
  Core Equity Fund
  Evergreen Fund
  Growth Fund
  Large Company Growth Fund
  Masters Fund
  Omega Fund
  Premier 20 Fund
  Secular Growth Fund
  Select Small Cap Growth Fund
  Select Strategic Growth Fund
  Small Company Growth Fund
  Special Equity Fund
  Stock Selector Fund
  Tax Strategic Equity Fund
  Special Values Fund

  Sector Funds
  Health Care Fund
  Technology Fund
  Utility and Telecommunications Fund

  Global and International Funds
  Emerging Markets Growth Fund
  Global Leaders Fund
  Global Opportunities Fund
  International Bond Fund
  International Growth Fund
  Latin America Fund
  Precious Metals Fund

  Variable Annuity
  VA Blue Chip Fund
  VA Capital Growth Fund
  VA Equity Index Fund
  VA Fund
  VA Foundation Fund
  VA Global Leaders Fund
  VA Growth Fund
  VA Growth and Income Fund
  VA High Income Fund
  VA International Growth Fund
  VA Masters Fund
  VA Omega Fund
  VA Small Cap Value Fund
  VA Special Equity Fund
  VA Strategic Income Fund

  Information Line for Hearing and Speech Impaired (TTY/TDD)

  Call 1-800-343-2888

  Monday through Friday, 8 a.m. to 6 p.m. Eastern time

  Write us a letter
  Evergreen Funds
  P.O. Box 8400
  Boston, MA 02266-8400
    for general correspondence

  For express, registered or certified mail
  Evergreen Funds
  66 Brooks Drive, Suite 8400
  Braintree, MA 02184-3800

  Visit us on-line
  www.evergreeninvestments.com

  The Funds’ most recent Annual or Semi-annual Report, which contains a complete financial accounting for each Fund and a complete list of the Fund’s portfolio holdings as of a specific date, as well as commentary from each Fund’s portfolio managers. These Reports discuss the market conditions and investment strategies that significantly affected the Fund’s performance during the most recent fiscal year or period.

  The Statement of Additional Information (SAI), which contains more detailed information about the policies and procedures of the Funds. The SAI has been filed with the Securities and Exchange Commission (SEC) and its contents are legally considered to be part of this prospectus.

  Information about these Funds (including the SAI) is also available on the SEC’s Internet website at http://www.sec.gov. Copies of this material may be obtained, for a duplication fee, by writing the SEC Public Reference Section, Washington D.C. 20549-6009, or by electronic request at the following e-mail address: publicinfo@sec.gov. This material can also be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. For more information about the operation of the Public Reference Room, call the SEC at 1-202-942-8090.

  Evergreen Distributor, Inc.
  90 Park Avenue
  New York, New York 10016
  SEC File No.: 811-08716
  600010 RV1
  Evergreen Funds
  200 Berkeley Street
  Boston, MA 02116